Exhibit 10.18

CORPORATE SECURITY AGREEMENT

THIS CORPORATE SECURITY AGREEMENT (“Agreement”), dated this 5th day of June 2014, is made by PRINCIPAL SOLAR, INC., a Delaware corporation (“Debtor”) to and in favor of ___________ (the “Lender”).

W I T N E S S E T H:

WHEREAS, Lender has agreed to lend Debtor $250,000.00, and Debtor is thereby indebted to the Lender in the sum of Two Hundred Fifty Thousand and 0/100ths Dollars ($250,000.00) as evidenced by a secured Convertible Corporate Promissory Note of even date herewith, payable with interest as, and at the rate, specified therein (the “Note”); and

WHEREAS, Debtor desires to secure the payment of the Note, with interest and any renewals or extension thereof, in whole or in part, and of any additional payments agreed to be made by Debtor to Lender, by granting the Lender a security interest in the collateral hereinafter described.

NOW, THEREFORE, in consideration of the premises, the loans heretofore or hereafter to be made by the Lender to Debtor, and other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, Debtor hereby agrees with the Lender as follows:

1.     Grant of Security Interest. As general and continuing security for the prompt and complete payment and performance of all obligations to the Lender of the Debtor under the Note, whether now existing or hereafter arising, whether primary or secondary, direct or indirect, absolute, contingent or conditional, due or to become due (hereinafter referred to as the “Liabilities”), the Debtor hereby grants to the Lender a security interest in Debtor’s Net Cash Flow from Powerhouse One, LLC, hereinafter defined, (the “Collateral”). Without limiting the generality of the foregoing, the Collateral shall include all right, title and interest that the Debtor now has or may hereafter have in all property of the following kinds:

Debtor’s Net Cash Flow from Powerhouse One, LLC is defined as Debtor’s right to receive net cash flow, if any, from Debtor’s LLC Membership Interest in Powerhouse One, LLC.

For purposes of this Agreement, “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Texas; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted pursuant to this Agreement in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Texas, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

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Subject to the terms of the Note and Agreement by and between Debtor and Lender of even date herewith, in accordance with the applicable provisions of the Uniform Commercial Code as enacted and in effect in the Texas, this security interest shall specifically secure the debt incurred to Lender by Debtor under the Note and/or Security Agreement, with interest thereon, whether made (i) under the Note, or (ii) under any substitution, renewal, replacement or modification of the Note, when evidenced by substitution, renewal, replacement or modification agreements or notes.

No Other Liens. Until satisfaction in full of all Liabilities, Debtor shall not permit or suffer to exist any other subsequently created lien, security interest or encumbrance upon any of the Collateral other than liens to Lender to secure the Note and such liens subordinate to those in favor of Lender to which Lender shall have consented in writing.

2.     Remedies. In case any one or more events of default under the Note shall have occurred and be continuing beyond any applicable cure period therefor, or in case there shall otherwise be a default in the satisfaction of any of the Liabilities which default is not cured within any applicable cure period therefor (any of the foregoing being hereinafter referred to as an “Event of Default”), the Lender shall have, in addition to all other rights and remedies given to it by this Agreement, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted and in effect in the applicable jurisdiction, and, without limiting the generality of the foregoing, the Lender may immediately, without demand for performance and without other notice (except as set forth next below or in the Note or other documents executed and delivered pursuant thereto or in connection therewith) or demand whatsoever to Debtor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in Dallas County, Texas, or elsewhere, the whole or, from time to time, any part of the Collateral, or any interest which Debtor may have therein, and, after deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable attorneys fees as defined in the Note), shall apply the residue of such proceeds towards the satisfaction of the Liabilities. Any remainder, if any, of the proceeds after satisfaction in full of the Liabilities shall be paid to Debtor. Notice of any sale or other disposition shall be given to Debtor at least ten days before the time of any intended public sale or the time any intended private sale or other disposition of the Collateral is to be made, which the Debtor hereby agrees shall be reasonable notice of sale or other disposition. Debtor agrees to assemble, or cause to be assembled, at its own expense, the Collateral at such place or places as the Lender shall designate by written notice. At any such sale or disposition, the Lender may, to the extent permissible under applicable law, purchase the whole or any part of the Collateral sold, free from any right of redemption on the part of Debtor, which right is hereby waived and released. Without limiting the generality of any rights and remedies conferred upon the Lender under this Paragraph 3, the Lender may, to the full extent permitted by law: (a) Take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all lawful, necessary force to do so; (b) Use, operate, manage and control the Collateral in any lawful manner; (c) Collect and receive all rents, income, revenue, earnings, issues and profits therefrom; and (d) Maintain, repair, renovate, alter or remove the Collateral as the Lender may determine in its discretion, and any monies so collected or received by the Lender shall be applied to, or may be accumulated for application upon, satisfaction of the Liabilities.

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3.     Filings; Further Assurances. Debtor agrees to execute and deliver to the Lender Uniform Commercial Code financing statements and such other documents, instruments, supplemental security agreements and chattel mortgages as the Lender may deem necessary, proper or desirable to obtain the benefits of this Agreement, and Debtor authorizes the Lender, upon failure of the Debtor to do so at the request of the Lender, to effect any filing or recording of any such financing statement or statements relating to the Collateral or amendments thereto without the signature of Debtor, where lawful, and hereby appoints the Lender as its attorney in fact (without requiring the Lender to act as such) to execute any such financing or other statement or statements in the name of Debtor, and to perform all other acts which the Lender deems appropriate to perfect and continue the security interest in, and to protect and preserve, the Collateral. The power herein conferred upon the Lender is coupled with an interest and is irrevocable. Debtor further agrees to assign the Lender its rights in or under any financing statements relating to the Collateral filed in favor of Debtor.

4.      Expenses. Debtor agrees that all costs and expenses (including reasonable attorneys’ fees as defined in the Note) of, or incidental to, the custody, care, management, sale or collection of, or realization upon, any of the Collateral, or in any way relating to the enforcement or protection of the rights of the Lender hereunder, shall become part of the Liabilities and shall be entitled to the benefits of this Agreement, and the Lender may at any time apply to the payment of all such costs and expenses all monies of Debtor or other proceeds arising from the possession or disposition of all or any portion of the Collateral.

5.     Notices. All notices, requests, approvals, demands and other communications given or made in connection with the terms and provisions of this Agreement shall be in writing and shall be deemed to have been given or made when delivered in person or by reputable overnight courier, for next day delivery, addressed as follows:

(a)     If to Debtor:

Principal Solar, Inc.

2700 Fairmount Street

Dallas, TX 75201

(b)     If to the Lender:

__________________

or to such other addresses as either party to this Agreement shall furnish in writing to the other.

6.     Termination. Upon the satisfaction in full of all Liabilities under the Note and this Agreement, the Lender shall execute and deliver to the Debtor all such documents and instruments as shall be necessary to evidence termination of this Agreement.

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7.      Construction. The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, mortgage, deed of trust or note or other evidence of liability held by Lender, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Lender from enforcing any or all other notes, guarantees, pledges, security agreements, mortgages, deeds of trust or other agreements of Debtor or any other person in accordance with their respective terms.

8.      Enforcement and Waiver by the Lender. The Lender shall have the right at all times to enforce the provisions of this Agreement and all other documents required hereunder in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from doing so at any time or times. The failure of the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to the specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Lender are cumulative and concurrent, and the exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy.

10.    Waiver of Jury Trial. To the extent permitted by law, each party to this Agreement waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement.

11.    Mediation. Prior to instituting any litigation (lawsuit or arbitration) any and all unresolved disputes arising under this Agreement shall first be submitted to mediation before a mediator appointed by the American Arbitration Association or by mutual agreement of the parties.

12.     Binding Arbitration.

(a)     Should mediation prove unsuccessful, all disputes arising out of and related to this Agreement, including the circumstances of its formation, shall be submitted to binding arbitration in Dallas, Dallas County, Texas. The arbitration shall be conducted before and under the Commercial Arbitration Rules of the American Arbitration Association, unless the parties mutually agree upon a substitute arbitral body or an ad hoc arbitrator. The parties shall endeavor to agree upon a single, non-lawyer arbitrator. If they are unable to do so, the arbitrator shall be selected from a list of five persons provided by the arbitral body conducting the arbitration. The parties shall alternately strike one name from the list, beginning with the party who commenced the arbitration, and the last person remaining on the list shall be the arbitrator. Judgment on an award of the arbitrator (an “Award”) may be entered by any court of competent jurisdiction. The arbitrator shall have the authority to grant equitable relief, but not the power to grant exemplary or punitive damages. The prevailing party in any arbitration shall be entitled to recover, in addition to any other relief awarded by the arbitrator, its reasonable costs and expenses, including attorneys' fees, of preparing for and participating in the arbitration. If each party prevails on specific issues in the arbitration, the arbitrator may allocate the costs incurred by all parties on a basis he or she deems appropriate.

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(b)     The parties agree to perform any Award within thirty (30) days of its issuance, and this failure to perform on the Award shall be an additional cause for the prevailing party to obtain attorneys fees. The requirement of filing a notice of claim with respect to the dispute, controversy or claim submitted to mediation shall be suspended until the conclusion of the mediation process. In the case of injunctive relief, if any party obtains a temporary restraining order, then the parties must participate in non-binding mediation prior to any hearing on a temporary injunction, but in any event no less than fourteen (14) days after issuance of the temporary restraining order. The costs of mediation shall be shared equally by the parties, and the costs of arbitration shall be shared as directed by the arbitrators.

13.      Jurisdiction and Venue. Jurisdiction and venue for any claim or cause of action arising under this Agreement and any procedures in aid of arbitration shall be exclusively in the state courts located in Dallas County, Texas, and this Agreement shall be governed and construed in accordance with the laws of the State of Texas for substantive law matters (e.g., corporate, contracts, and finance law matters) and the laws of the State of Texas for procedural law matters (e.g., civil procedure rules and procedures in aid of arbitration and arbitration enforcement procedures).

14.     Binding Effect and Entire Agreement. This Agreement shall inure to the benefit of the Lender, its successors and assigns, and shall be binding upon the successors and assigns of the Debtor. This Agreement may be amended only by a writing signed on behalf of each party.

15.     Seal. This Agreement is intended to take effect as a document under seal.

IN WITNESS WHEREOF, the Debtor and Lender have caused this Agreement to be duly executed as of the day and year first above written.

DEBTOR:

PRINCIPAL SOLAR, INC.
a Delaware corporation

By:
Michael Gorton
President

LENDER:

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